SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-11(c) or Rule 14a-12

SYNPLICITY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1.	Title of each class of securities to which transaction applies:

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SYNPLICITY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Friday, May 30, 2003

9:30 a.m.

TO OUR SHAREHOLDERS:

The 2003 Annual Meeting of Shareholders of Synplicity, Inc. will be held on Friday, May 30, 2003 at 9:30 a.m. at the Company’s executive offices at 600 West California Avenue, Sunnyvale, California 94086 for the following purposes:

1.  To elect six (6) directors to serve until the next Annual Meeting of Shareholders;

2.  To ratify the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2003;

3.  To approve an increase in the number of shares of common stock reserved for issuance under our 2000 Director Option Plan by 150,000 shares; and

4.  To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Shareholders who owned shares of our stock at the close of business on Friday, April 4, 2003 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available during normal business hours for 10 days prior to the meeting at our headquarters located at 600 West California Avenue, Sunnyvale, California 94086. A shareholder may examine the list for any legally valid purpose related to the meeting. The list also will be available during the annual meeting for inspection by any shareholder present at the meeting.

Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

For the Board of Directors of

SYNPLICITY, INC.

President and Chief Executive Officer

Sunnyvale, California

April 25, 2003

YOUR VOTE IS IMPORTANT PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

SYNPLICITY, INC.

PROXY STATEMENT FOR THE

2003 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

The board of directors of Synplicity, Inc., a California corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2003 Annual Meeting of Shareholders to be held at 9:30 a.m. on Friday, May 30, 2003 at our executive offices located at 600 West California Avenue, Sunnyvale, California 94086.

This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote and describes the voting procedures.

We use several abbreviations in this proxy statement. We may refer to our company as “Synplicity.” The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2002.

We are sending the proxy materials on or about April 25, 2003 to all of our shareholders as of the record date, April 4, 2003. Shareholders who owned Synplicity common stock at the close of business on April 4, 2003 are entitled to attend and vote at the annual meeting. On the record date, we had approximately 25,537,614 shares of our common stock issued and outstanding. We had 142 record shareholders as of the record date and our common stock is held by more than 1,700 beneficial owners.

Voting Procedures

As a shareholder, you have the right to vote on certain business matters affecting our company. The three proposals that will be presented at the annual meeting, and upon which you are being asked to vote, are discussed in the sections entitled “Proposal One,” “Proposal Two” and “Proposal Three.” Each share of Synplicity common stock you own entitles you to one vote. The enclosed proxy card indicates the number of shares you own. You can vote by returning the enclosed proxy card and proxy in the envelope provided or by attending the annual meeting.

Every shareholder voting on Proposal One to elect directors may cumulate such shareholder’s votes and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder is entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. No shareholder shall be entitled to cumulate votes unless such candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice prior to the voting of the intention to cumulate the shareholder’s votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Methods of Voting

Voting by Mail.    By signing and returning the proxy card according to the enclosed instructions, you are enabling our Chief Executive Officer and our Chief Financial Officer, who are named on the proxy card as “proxy holders,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the director nominees identified in Proposal One;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2003; and

•	FOR the approval of an increase in the number of shares of common stock reserved for issuance under our 2000 Director Option Plan by 150,000 shares.

To reduce the expenses of delivering duplicate voting materials to our shareholders who may have more than one Synplicity stock account, we are delivering only one set of the proxy statement and the annual report on Form 10-K for fiscal 2002 to certain shareholders who share an address unless otherwise requested. A separate proxy card is included in the voting materials for each of these shareholders. If you share an address with another shareholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling us at (408) 215-6000 or by writing us at Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086. You may receive a copy of the exhibits to Synplicity’s Annual Report on Form 10-K for fiscal 2002 by sending a written request to Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086, Attn: Investor Relations.

Voting in Person at the Meeting.    If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting, you will need to bring with you to the annual meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may either:

•	sign and return another proxy bearing a later date;

•	provide written notice of the revocation to Alisa Yaffa, our Secretary, prior to the time we take the vote at the annual meeting; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you submit a properly executed proxy card.

Votes Required for Each Proposal

The vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:

Proposal One—Election of Directors.    The director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

Proposal Two—Ratification of Ernst & Young LLP as Independent Accountants.    Ratification of Ernst & Young LLP as our independent accountants will require the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy.

Proposal Three—Approval of Increase in Number of Shares Reserved for Issuance under 2000 Director Option Plan.    Approval of an increase in the number of shares of common stock reserved for issuance under our 2000 Director Option Plan by 150,000 shares will require the affirmative vote of a majority of the shares present at the annual meeting, by person or by proxy.

You may vote either “for” or “withhold” your vote for the director nominees. You may vote “for,” “against,” or “abstain” from voting on the proposals to ratify Ernst & Young LLP as our independent accountants and to approve an increase in the number of shares of common stock reserved for issuance under our 2000 Director Option Plan.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposals to ratify the appointment of Ernst & Young LLP as our independent accountants and to approve an increase in the number of shares of common stock reserved for issuance under our 2000 Director Option Plan, your abstention will have the same effect as a vote against the proposal.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on each of the proposals, which are all routine matters.

Proxy Solicitation Costs

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. We expect a representative from EquiServe Trust Company, N.A., our transfer agent, to tabulate the proxies and act as inspector of the election.

Deadline for Receipt of Shareholder Proposals for 2004 Annual Meeting

As a shareholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of our shareholders intended to be presented for consideration at our 2004 annual meeting of shareholders must be received by us no later than October 31, 2003, in order that they may be included in the proxy statement and form of proxy related to that meeting.

The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the annual meeting. If you intend to submit a proposal at the 2004 annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, you must do so no later than October 31, 2003. If you fail to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2004 annual meeting.

Other Matters

Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the meeting. Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The nominees for election at the annual meeting of the board of directors are Bernard Aronson, Prabhu Goel, Kenneth S. McElvain, Dennis Segers, Scott J. Stallard and Alisa Yaffa. If elected, they will each serve as a director until the annual meeting of shareholders in 2004, and until their respective successors are elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of the director nominees, all of whom currently serve as directors. In the event the nominees are unable or decline to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. We are not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of the nominees listed above.

Vote Required

If a quorum is present and voting, the nominees receiving the highest number of votes will be elected to the board of directors. Abstentions are not counted in the election of directors. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have the authority to vote your shares.

Cumulative Voting

Every shareholder voting to elect a director may cumulate such shareholder’s votes and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder is entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. In their discretion, the proxy holders may, when voting for directors, cumulate the votes represented by the proxies received. No shareholder shall be entitled to cumulate votes unless such candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice prior to the voting of the intention to cumulate the shareholder’s votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Information Concerning the Nominee and Incumbent Directors

The following table sets forth the name and age of the nominee and incumbent directors as of April 4, 2003, the principal occupation of each and the period during which each has served as our director. Information as to the stock ownership of each of our directors and all of our current executive officers as a group is set forth below under “Principal Shareholders.”

Name	Principal Occupation	Age	Director Since
Bernard Aronson

Bernard Aronson has served as our chief executive officer and president since July 1997. Mr. Aronson also has served on the board of directors of Nassda Corporation, an electronic design automation software company, since December 2001. From February to July 1997, Mr. Aronson served as senior vice president and co-general manager of the EPIC Technology Group at Synopsys, Inc., a semiconductor design software company. From July 1991 to February 1997, Mr. Aronson served as president of EPIC Design Technology, Inc., a semiconductor design software company, and also served as a director of EPIC from March 1992 to February 1997, until its merger with Synopsys. From March 1990 to August 1991, Mr. Aronson served as executive vice president of Zoran Corporation, a semiconductor company. From 1987 to January 1990, he served as president of ICI Array Technology, Inc., a contract assembly company. From 1976 to 1987, Mr. Aronson served as president of Pico Design, Inc., a semiconductor chip design company that he founded and which became a wholly owned subsidiary of Motorola in 1979. Mr. Aronson holds a Bachelor of Science degree in Electrical Engineering from the City University of New York.

		72	1997

Prabhu Goel

Prabhu Goel has served as chairman and interim chief executive officer of Tharas Systems, Inc., an electronic design automation company, since April 2000. Dr. Goel served as chairman and chief executive officer of iPolicy Networks, Inc. (formerly known as Duet Technologies, Inc.), a networking company, from October 1998 to February 2000. From July 1993 to June 1996, Dr. Goel served as founder and chairman of Frontline Design Automation, a semiconductor design software company, which merged with Avant! Corporation in 1996. From January 1990 to December 1991, Dr. Goel also served as the president of the Advanced CAE Division of Cadence Design Systems, Inc. From July 1982 to December 1989, Dr. Goel was a founder, chief executive officer and chairman of Gateway Design Automation, a semiconductor design software company which merged with Cadence in 1990. Dr. Goel holds Masters of Science and Doctorate degrees in Electrical Engineering from Carnegie Mellon University.

		53	1996

Name	Principal Occupation	Age	Director Since
Kenneth S. McElvain

Kenneth S. McElvain, one of our co-founders, has served as our chief technology officer and vice president since 1994. Mr. McElvain also served as our president from 1994 to January 1996, and our chief executive officer from January 1996 to July 1997. From March 1990 to January 1994, Mr. McElvain was a manager of the logic and timing optimization group and chief architect of the AutoLogic logic synthesis product at Mentor Graphics Corporation, a semiconductor design software company. From April 1984 to March 1990, Mr. McElvain was a senior member of technical staff and the originator of the AutoLogic logic synthesis product at Silicon Compilers, Inc., an intellectual property and semiconductor design software company that had been acquired by Mentor Graphics Corporation. Mr. McElvain holds a Bachelor of Arts degree in Mathematics and a Bachelor of Science degree in Computer Science from Washington State University.

		43	1994

Dennis Segers

Dennis Segers has served as chief executive officer and president of Matrix Semiconductor, Inc., a fabless semiconductor company, since September 2001 and has served on Matrix’s board of directors since February 1999. From December 1993 to September 2001, he has served in various capacities at Xilinx, Inc., a supplier of digital programmable logic solutions, including senior vice president and general manager of the Advanced Products Group. Mr. Segers served as a member of the board of directors of Xilinx from April 2000 to September 2001. Mr. Segers holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University.

		50	2002

Scott J. Stallard

Scott J. Stallard has served in various capacities at Hewlett-Packard Company since 1975, and currently serves as Hewlett Packard’s senior vice president, Business Critical Systems (BCS) global business unit, a capacity in which he has served since May 2002. From December 1999 until May 2002, Mr. Stallard served as vice president and general manager of Hewlett-Packard’s Business Systems and Technology Organization. From October 1994 until December 1999, Mr. Stallard served as the general manager of Hewlett-Packard’s Network Server Division and became vice president and general manager of Hewlett-Packard’s Networked Systems Business Unit in May 1998, a capacity in which he served until December 1999. Mr. Stallard holds a Bachelor of Science degree in Electrical Engineering and Computer Science from the University of California at Berkeley and a Masters of Science degree in Electrical and Computer Science from Stanford University.

		49	2000

Name	Principal Occupation	Age	Director Since
Alisa Yaffa

Alisa Yaffa, one of our co-founders and the current chairman of the board of directors, has served as our vice president of intellectual property and secretary since October 1998 and 1994, respectively. Ms. Yaffa also served as our chief executive officer from 1994 to January 1996 and president from January 1996 to July 1997. From 1994 to October 1998, Ms. Yaffa served as our chief financial officer. Prior to joining Synplicity, Ms. Yaffa served in various technical and marketing roles at Cadence Design Systems, Inc., a semiconductor design software Company, Mentor Graphics Corporation, EDA Systems, Inc., a design framework software company, and VLSI Technology, Inc., a semiconductor manufacturer that has subsequently been acquired by Philips Semiconductor. Ms. Yaffa holds a Bachelor of Arts degree in Applied Mathematics and Computer Science from University of California at Berkeley.

		39	1994

Kenneth S. McKelvain, our chief technology officer and vice president, and Alisa Yaffa, our chairman, vice president of intellectual property and secretary, are married.

Vote Required and Board of Directors’ Recommendation

The nominees receiving the greatest number of votes of the shares present and entitled to vote at the annual meeting will be elected as directors. The board of directors has unanimously approved each of the individuals listed above as its nominees and recommends that shareholders vote “FOR” the election of these nominees.

Board and Committee Meetings

Our board of directors held a total of 10 meetings during 2002. Our board of directors has standing audit, compensation, nominating and stock option committees. All of our directors, except Messrs. Goel and Stallard, who each attended six out of the 10 meetings held by our board of directors, attended at least 75% of the meetings of the board of directors and any applicable committee held while they were members of our board of directors or the applicable committee.

Committee	Date of Inception	Members During 2002	Committee Functions	Meetings Held in 2002
Audit	2000	Prabhu Goel Dennis Segers Scott J. Stallard	Reviews internal accounting procedures Appoints independent accountants Reviews results of independent audit Determines investment policy and oversees its implementation	4

Compensation	2000	Prabhu Goel Scott J. Stallard	Administers our stock option plans Determines compensation of executive officers and directors Reviews general policies relating to compensation and benefits	1

Nominating	2002	Prabhu Goel Kenneth S. McElvain Dennis Segers Scott J. Stallard	Recommends nomination of board members Assists with succession planning for executive management positions	None

Stock Option	2001	Bernard Aronson Kenneth S. McElvain Alisa Yaffa	Reviews and grants stock options under the 2000 Stock Option Plan to new and existing non-executive employees	N/A*

*	The Stock Option Committee acted by unanimous written consent 16 times in 2002.

Director Compensation

Directors who are not employees receive automatic option grants under our 2000 Director Option Plan. Each new non-employee director is automatically granted an option to purchase 40,000 shares of our common stock at the time he or she is first elected to our board of directors. Each non-employee director receives a subsequent option grant to purchase 10,000 shares of our common stock at the meeting of the board of directors following the annual meeting of shareholders provided that he or she has been a member of our board of directors for six months. All options granted under the 2000 Director Option Plan are granted at the fair market value of our common stock as reported on the Nasdaq National Market on the date of the grant. The initial 40,000 share grants become exercisable at a rate of 1/4th of the shares one year after the date of grant and 1/48th of the shares per month thereafter. The subsequent 10,000 share grants become exercisable at the rate of 1/48th of the shares per month.

In January 2002, Mr. Segers received an initial option to purchase 40,000 shares of our common stock at an exercise price of $11.05 per share. In May 2002, each of Messrs. Goel and Stallard received a subsequent option to purchase 10,000 shares of our common stock at an exercise price of $6.97 per share.

In addition to the automatic option grants, in March 2003 our board of directors approved a one-time option grant under our 2000 Stock Option Plan to purchase 10,000 shares of our common stock to each of our non-employee directors at an exercise price of $3.63 per share. This additional one-time option was granted to compensate our non-employee directors for their performance on our board of directors and increased responsibilities under the Sarbanes-Oxley legislation, and becomes exercisable at the rate of 1/48th of the shares per month.

Effective January 1, 2003, our non-employee directors receive a cash retainer of $10,000 per year plus a fee of $1,000 per in-person board meeting attended by the director. The chairman of the audit committee receives an additional retainer of $5,000 per year. Non-employee directors (other than the chairman of the audit committee) who serve on our audit, compensation or nominating committee also receive an additional retainer of $2,000 per year. Payment of retainers will be made quarterly in arrears and a director must serve for the entire quarter in order to receive a fee.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is responsible for determining salaries, incentives and other forms of compensation for officers and other employees. Mr. Aronson, our president and chief executive officer, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants. He is excluded, however, from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of our compensation committee and any other member of our board of directors or compensation committee.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The board of directors has selected Ernst & Young LLP, independent accountants, to audit our financial statements for the fiscal year ending December 31, 2003. We expect that a representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions.

Audit Fees

Audit fees billed to us by Ernst & Young LLP totaled $197,000 for the audit of our consolidated annual financial statements for the fiscal year ended December 31, 2002 included in our Annual Report on Form 10-K and review of the financial statements included in our quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees

We did not engage Ernst & Young LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees

Fees billed to us by Ernst & Young LLP during fiscal 2002 for all other services totaled $138,000, which included statutory audits, accounting consultations, tax return preparation and tax consulting services. Before selecting Ernst & Young LLP, the audit committee carefully considered Ernst & Young LLP’s qualifications as independent accountants. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee’s review also included matters to be considered under the SEC’s Rules of Auditor Independence, including the nature and extent of non-audit services, to ensure that the accountants’ independence will not be impaired. The audit committee expressed its satisfaction with Ernst & Young LLP in all of these respects. The audit committee of our board of directors has determined that the provision of services by Ernst & Young LLP other than for audit related services is compatible with maintaining the independence of Ernst & Young LLP as our independent accountants.

Vote Required and Board of Directors’ Recommendation

Shareholder ratification of the selection of Ernst & Young LLP as our independent accountants is not required by our bylaws or other applicable legal requirement. However, the board of directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee and the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the board of directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal. The board of directors has unanimously approved this proposal and recommends that shareholders vote “FOR” the ratification of the selection of Ernst & Young LLP as independent accountants.

PROPOSAL THREE

APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK

RESERVED FOR ISSUANCE UNDER THE 2000 DIRECTOR OPTION PLAN

At the annual meeting, our shareholders are being asked to approve an increase in the number of shares of common stock reserved for issuance under the 2000 Director Option Plan by 150,000 shares to a new total of 250,000 shares, which was approved by our board of directors in March 2003. This proposed one-time increase will not affect the annual increases in the 2000 Director Option Plan as described below. Our board of directors and our shareholders last approved the amendment and restatement of the 2000 Director Option Plan in October 2000, prior to our initial public offering.

We are seeking approval to increase the number of shares available under our 2000 Director Option Plan in order to have a sufficient number of shares available for grant as we increase the size of our board of directors to comply with the proposed majority independence requirement of the Nasdaq National Market.

The essential terms of the 2000 Director Option Plan are summarized below. A complete copy of the 2000 Director Option Plan is attached at the end of this proxy statement for your reference.

General

The purposes of the 2000 Director Option Plan are to attract and retain the best available personnel for service as non-employee directors, to provide additional incentives to our non-employee directors and to encourage their continued service on our board.

As of December 31, 2002, 53,835 shares of our common stock were reserved for issuance under our 2000 Director Option Plan. The number of shares reserved for issuance under the 2000 Director Option Plan automatically increases each January 1, the first day of our fiscal year, by an amount equal to the lesser of (i) 100,000 shares of our common stock; (ii) 0.15% of our outstanding shares of common stock on the last day of the prior fiscal year; or (iii) an amount determined by our board of directors. As a result of these annual increases, a maximum of 700,000 additional shares of common stock could be issued over the life of the 2000 Director Option Plan.

Eligibility

The 2000 Director Option Plan permits us to grant nonqualified stock options to our non-employee directors. No person has the discretion to select which non-employee directors are granted options or to determine the number of shares to be covered by the options.

Option Grant Limitations

Each non-employee director who becomes one of our directors will automatically be granted a nonstatutory stock option to purchase 40,000 shares of common stock on the date on which such person first becomes a director, referred to in this proxy as the first option. At the first board meeting following each annual shareholders meeting, each non-employee director then in office for over six months will automatically be granted a nonstatutory option to purchase an additional 10,000 shares of common stock, referred to in this proxy as a subsequent option.

Terms of Options

We enter into a written option agreement with each non-employee director under the 2000 Director Option Plan. The general terms and conditions of the option grants which are contained in these option agreements and the 2000 Director Option Plan are described below.

(1)    Exercise of the Option; Form of Consideration.    The first options vest and become exercisable with respect to 1/4th of the first options on the first anniversary of the date of grant and 1/48th of the first options monthly thereafter. The subsequent options vest and become exercisable with respect to 1/48th of the subsequent options monthly following the date of grant. An option may be exercised by giving us a written notice of exercise that specifies the number of shares of common stock to be purchased and by paying the purchase price. Full payment may consist of any consideration and method of payment permitted under the 2000 Director Option Plan, including cash, check or surrender of shares of our common stock owned by the optionee for more than six months. An optionee also may make payment by a cashless exercise procedure subject to the rules of the Securities and Exchange Commission. Options may be exercised at any time prior to their termination, on or following the date such options are first exercisable. No option may be exercised for a fraction of a share.

(2)    Option Price.    The exercise price of options granted under the 2000 Director Option Plan is the closing price of our common stock on the date of grant as reported on the Nasdaq National Market.

(3)    Termination of Employment.    The 2000 Director Option Plan provides that if an optionee’s status as a director terminates for any reason other than death or disability, options may be exercised no later than three months after the termination. Options may only be exercised to the extent the options were exercisable on the date of termination.

(4)    Death.    If an optionee dies while a director, his or her options will remain exercisable for 12 months to the extent exercisable on the date of death. The option may be exercised by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance.

(5)    Disability.    If an optionee’s status as director is terminated due to disability, his or her options will remain exercisable for 12 months to the extent exercisable on the date of the disability.

(6)    Termination of Options.    The term of the 2000 Director Option Plan shall be, and the options shall expire, no more than 10 years. No option may be exercised by any person after expiration.

(7)    Nontransferability of Options.    Options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime.

(8)    Rights Upon Exercise.    Until an option has been properly exercised, that is, proper written notice and full payment have been received, and a stock certificate evidencing the shares have been issued, no rights to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned stock.

Adjustment Upon Changes in Capitalization

In the event any change, such as a stock split or dividend, is made in our capitalization which results in an increase or decrease in the number of outstanding shares of common stock without our receipt of consideration, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of Synplicity, all outstanding options, to the extent not previously exercised, automatically terminate immediately prior to the consummation of such proposed action.

If we merge with or into another corporation or sell all or substantially all of our assets, the surviving corporation or a parent or subsidiary of such successor corporation may assume the options under our 2000 Director Option Plan or substitute an equivalent option for those outstanding options. If an option is assumed or substituted for, the option or equivalent option will continue to be exercisable as described above so long as optionee serves as a director of the successor corporation. If optionee’s status as a director is terminated other than by voluntary resignation, his or her option will become fully exercisable. If the outstanding options are not assumed or substituted by the surviving corporation or a parent or subsidiary of such corporation, they shall become fully vested and exercisable by the optionee for a period of 15 days following receipt of a notice from us that the options were not assumed or substituted. In the event that the optionee does not exercise the options within that 15 day period, the options will terminate and will no longer be exercisable.

Amendment and Termination

The board of directors may amend the 2000 Director Option Plan at any time or may terminate it without approval of the shareholders, provided, however, that shareholder approval is required to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule. However, no action by the board of directors may alter or impair any option previously granted under the Plan without the consent of the optionee. In any event, the plan will terminate in April 2010.

Tax Information

An optionee will not recognize any taxable income at the time he or she is granted an option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

The affirmative vote of the holders of a majority of the shares of our common stock presented or represented and voting at the annual meeting will be required to approve this proposal. The board of directors has unanimously approved this proposal and recommends that shareholders vote “FOR” the approval of an increase in the number of shares of common stock reserved for issuance under the 2000 Director Option Plan.

PRINCIPAL SHAREHOLDERS

The following table provides information relating to the beneficial ownership of our common stock as of April 4, 2003 by:

•	each shareholder known by us to own beneficially more than 5% of our common stock;

•	each of our executive officers named in the summary compensation table on page 15;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned “Total Shares and Shares Underlying Exercisable Options Beneficially Owned” includes the number of shares of our common stock subject to options that are currently exercisable or will become exercisable on or before June 3, 2003, 60 days from our record date for the Annual Meeting. The number of shares subject to options that each beneficial owner has the right to acquire on or before June 3, 2003 is listed separately under the column “Number of Shares Underlying Options.” These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 25,537,614 shares of our common stock outstanding as of April 4, 2003. The address for those individuals for which an address is not otherwise provided is c/o Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086. Unless otherwise indicated, we believe the shareholders listed have sole voting or investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options Exercisable on or before June 3, 2003	Total Shares and Shares Underlying Exercisable Options Beneficially Owned	Percentage of Total Shares Beneficially Owned
Brown Investment Advisory and Trust (1) 901 South Bond Street Suite 400 Baltimore, Maryland 21231	1,999,154	—	1,999,154	7.8%
Bernard Aronson	1,048,052	283,196	1,331,248	5.2
Robert J. Erickson	170,665	67,554	238,219	*
Prabhu Goel (2)	1,187,538	7,917	1,195,455	4.7
Kenneth S. McElvain (3)	10,998,648	11,118	11,013,085	43.1
Gary Meyers .	118,000	93,088	211,088	*
Douglas S. Miller	68,082	121,336	189,418	*
Dennis Segers	—	13,750	13,750	*
Scott J. Stallard	—	33,750	33,750	*
Alisa Yaffa (3)	10,998,648	3,319	11,013,085	43.1
All current directors and executive officers as a group (9 persons)	13,590,985	635,028	14,226,013	55.7%

*	Less than 1%

(1)	Reflects ownership of 1,999,154 shares of Common Stock as reported on Schedule 13G dated February 19, 2003 and filed with the Securities and Exchange Commission.

(2)	The beneficial ownership of Dr. Goel includes 320,874 shares held in Dr. Goel’s family partnership and 866,664 shares held by Dr. Goel as custodian for his children.

(3)	Mr. McElvain and Ms. Yaffa are married and their beneficial ownership includes 10,594,582 shares of common stock held as community property and 404,066 shares held by a family limited liability company of which Mr. McElvain and Ms. Yaffa are the managing members.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation of our chief executive officer and our four next most highly compensated executive officers for fiscal 2002 for services rendered in all capacities for the years indicated.

Name and Principal Position	Fiscal Year	Annual Compensation				Other Annual Compensation ($)(1)	Long-Term Compensation Awards
Number of Securities Underlying Options (#)(2)
		Salary($)	Bonus($)
Bernard Aronson President, Chief Executive Officer and Director	2002 2001 2000	$241,615 300,000 232,708	$	— — —		$9,816 7,951 6,442	7,892 334,000 —

Robert J. Erickson Vice President of Engineering	2002 2001 2000	$202,719 230,666 204,602		$1,500 — —		$12,598 22,556 8,459	100,078 — 33,333

Kenneth S. McElvain Chief Technology Officer, Vice President and Director	2002 2001 2000	$176,042 244,671 241,152		$22,500 4,500 4,500		$7,226 7,095 5,290	11,118 — —

Gary Meyers (3) Vice President of Worldwide Sales	2002 2001 2000	$141,281 165,000 137,501		$124,541 127,988 180,662	(4)	$20,998 22,556 8,461	73,712 — 33,333

Douglas S. Miller Vice President Finance, Chief Financial Officer	2002 2001 2000	$194,063 220,000 180,000	$	— — 10,000		$12,598 9,728 9,233	65,862 — 19,999

(1)	The amounts in the column entitled “Other Annual Compensation” represent premiums for health, dental and life insurance paid as well as 401(k) contributions by Synplicity.

(2)	These shares are subject to exercise under stock options granted under our 2000 Stock Option Plan.

(3)	The amounts in the column titled “Bonus” represent sales commissions and bonuses. The amount in the column entitled “Other Annual Compensation” also includes a car allowance in the amount of $8,400.

(4)	Includes commissions and bonuses in the amount of $33,158 earned in fiscal 2002 and payable in fiscal 2003.

Option Grants in Fiscal 2002

The following table provides information relating to stock options awarded to each of the executive officers identified in the Summary Compensation Table during 2002. All such options were awarded under our 2000 Stock Option Plan.

	Individual Grants
Name	Number of Securities Underlying Options		Percent of Total Options Granted to Employees in 2002 (%)	Exercise Price Per Share ($)(2)(3)		Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term (4)
	Granted (#)(1)						5% ($)	10% ($)
Bernard Aronson	7,892	(6)	0.47%	9.00		1/22/2012	44,669	113,200

Robert J. Erickson	5,078 95,000	(6)	0.30 5.70	9.00 4.58		1/22/2012 6/28/2012	28,742 273,632	72,837 693,437

Kenneth S. McElvain	11,118	(6)	0.67	9.90	(5)	1/22/2007	17,639	51,083

Gary Meyers	3,712 5,000 65,000	(6)	0.22 0.30 3.90	9.00 6.25 4.58		1/22/2012 2/14/2012 6/28/2012	21,010 19,653 187,222	53,244 49,804 474,457

Douglas S. Miller	4,862 31,000 30,000	(6)	0.29 1.86 1.80	9.00 4.58 4.02		1/22/2012 6/28/2012 11/18/2012	27,519 89,290 75,844	69,739 226,280 192,205

(1)	Options may be immediately exercisable subject to our right of repurchase with approval of the board of directors. Unless otherwise specified, our right of repurchase lapses or, if unexercised, the option vests, at the rate of 1/48th of the shares subject to the options of each of the executive officers per month.

(2)	Options were granted at an exercise price equal to the fair market value of our common stock on the date of grant.

(3)	Full payment may consist of any consideration and method of payment authorized by the administrator and permitted by the plan and the stock option agreement under the plan.

(4)	The potential realizable values are based on the assumption that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future price growth.

(5)	Options were granted at an exercise price equal to 110% of the fair market value of our common stock on the date of grant.

(6)	Options were 100% vested as of December 31, 2002.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information relating to option exercises by the executive officers identified in the Summary Compensation Table during fiscal 2002. In addition, it indicates the number and value of vested and unvested options held by these executive officers as of December 31, 2002.

The “Realized Value” on option exercises is equal to the difference between the fair market value of our common stock on the date of exercise less the exercise price. The “Value of Unexercised In-the-Money Options at December 31, 2002” is based on $3.78 per share, the closing sale price of our common stock in trading on the Nasdaq National Market on December 31, 2002, less the exercise price, multiplied by the aggregate number of shares subject to outstanding options.

Name	Shares Acquired on Exercise	Realized Value	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002
			Exercisable (#)	Unexercisable (#)	Exercisable	Unexercisable
Bernard Aronson	—	$—	220,627	387,931	$2,833	$5,167
Robert J. Erickson	—	—	45,912	167,499	417	2,083
Kenneth S. McElvain	—	—	11,118	—	—	—
Gary Meyers	4,667	12,741	70,127	172,916	40,531	16,535
Douglas S. Miller	—	—	105,710	146,818	158,439	2,396

Equity Compensation Plan Information

The following table provides information as of December 31, 2002 about our common stock that may be issued upon the exercise of options and rights granted to employees, consultants or members of our board of directors under all existing equity compensation plans including the 1995 Stock Option Plan (which was terminated as to new grants in April 2000), the 2000 Stock Option Plan, the 2000 Employee Stock Purchase Plan and the 2000 Director Option Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)	(c)
Equity compensation plans approved by securityholders	5,918,430	(1)	$6.87	3,190,310	(2)
Equity compensation plans not approved by securityholders	—		$—	—

Total	5,918,430		$6.87	3,190,310

(1)	Of these shares of common stock, 2,733,823 shares were subject to outstanding options under the 1995 Stock Option Plan, 3,064,607 shares were subject to outstanding options under the 2000 Stock Option Plan and 120,000 shares were subject to outstanding options under the 2000 Director Option Plan. Excludes purchase rights under the 2000 Employee Stock Purchase Plan.

(2)	Of these shares of common stock, 2,063,246 shares remain available for future issuance under the 2000 Stock Option Plan, 53,835 shares remain available for future issuance under the 2000 Director Option Plan and 1,073,229 shares remain available for future issuances under the 2000 Employee Stock Purchase Plan.

Employment Agreements and Change in Control Arrangements

In April 1998, we entered into an employment agreement with Robert Erickson, vice president of engineering. Pursuant to the agreement, Mr. Erickson received an initial annual salary of $180,000. If Mr. Erickson’s employment is terminated without cause independent of any change in control, we will pay Mr. Erickson a lump sum of six months’ additional base salary.

In October 1998, we entered into an employment agreement with Douglas S. Miller, vice president of finance and chief financial officer. Pursuant to the agreement, Mr. Miller received an initial annual salary of $150,000. If Mr. Miller’s employment is terminated without cause independent of any change in control, we will pay Mr. Miller a lump sum of six months’ additional base salary.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report of the Compensation Committee of the Board of Directors shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The following is the report of the compensation committee of the board of directors with respect to executive compensation during fiscal 2002.

General Compensation Philosophy

The compensation committee operates under a written charter adopted by the board of directors in September 2000 which is attached hereto as Annex A. The primary objectives of the executive compensation policies of the board of directors include the following:

•	To attract, motivate, and retain a highly qualified executive management team;

•	To link executive compensation to our financial performance as well as to define individual management objectives established by the compensation committee;

•	To compensate competitively with the practices of similarly situated technology companies; and

•	To create management incentives designed to enhance shareholder value.

Synplicity competes in an aggressive and dynamic industry and, as a result, the board of directors believes that finding, motivating and retaining quality employees, particularly senior managers, sales personnel and technical personnel, are important factors to Synplicity’s future success. The philosophy of the compensation committee seeks to align the interests of shareholders and management by tying compensation to Synplicity’s financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of stock options granted to Synplicity’s principal executive officers.

Cash Compensation

Synplicity seeks to provide cash compensation to its executive officers, including base salary and bonus, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated technology companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer’s performance and contribution to various individual, departmental and corporate objectives. Cash bonuses, if any, are intended to provide additional incentives to achieve such objectives.

The salaries and cash bonuses of each of Synplicity’s executive officers, other than the chief executive officer, were determined by the compensation committee upon the recommendation of the chief executive officer, recommended for approval to the board of directors and approved by the board of directors. The chief executive officer’s base salary was determined by the compensation committee, recommended for approval to the board of directors and approved by the board of directors with the abstention by the chief executive officer. During 2002, the compensation of Bernard Aronson, Synplicity’s president and chief executive officer, consisted of base salary of $241,615. The compensation committee reviewed the chief executive officer’s salary at the end of the prior calendar year using the same criteria and policies as are employed for the other executive officers.

Based on a review of public company proxy data and other relevant market data, the board of directors believes that cash compensation paid to Synplicity’s executive officers, including the chief executive officer, was generally consistent with amounts paid to officers with similar responsibilities at similarly situated technology companies. We note that competition for qualified management and technical personnel in Synplicity’s industry is intense, and we expect such competition to remain intense for the foreseeable future. As a result, in order to insure access to qualified personnel, the board of directors believes that it will continue to be necessary to provide compensation packages that are at least competitive with, and in certain instances superior to, compensation paid by other similarly situated electronic design automation companies.

Equity-Based Compensation

Synplicity provides long term incentives through its 2000 stock option plan. Stock options are periodically granted under the 2000 stock option plan to provide additional incentive to executives and other employees to maximize long-term total return to our shareholders. Stock options are a particularly strong incentive, because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of Synplicity’s common stock on the date the option is granted. In addition, employees must remain employed with Synplicity for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to remain employed by Synplicity.

In general, the options granted to Synplicity’s executive officers, other than the chief executive officer, were determined by the compensation committee upon the recommendation of the chief executive officer, recommended for approval to the board of directors and approved by the board of directors. In general, the chief executive officer’s option grants were determined by the compensation committee, recommended for approval to the board of directors and approved by the board of directors with the abstention by the chief executive officer.

With respect to the size of the options granted to Synplicity’s executive officers, the compensation committee considers the executive’s position, the executive’s individual performance, the number of options held (if any) and the extent to which those options are vested, and any other factors that the board of directors may deem relevant.

As part of cost-cutting measures, Synplicity reduced the salaries of all of its U.S. employees in 2002, including the salaries of the executive officers. In consideration for the salary reductions, the board of directors granted stock options to all of its U.S. employees, including its executive officers, in proportion to the amount of their respective salary reduction as a percentage of the total amount reduced.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our chief executive officer and to each of the other four most highly-compensated executive officers. Synplicity may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including shareholder approval). Synplicity has adopted a policy that, where reasonably practicable, Synplicity will seek to qualify variable compensation paid to its executive officers for an exemption from the deductibility limitations of 162(m).

Respectfully submitted by:

THE COMPENSATION COMMITTEE

Prabhu Goel

Scott J. Stallard

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the audit committee of the board of directors shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The audit committee evaluates audit performance, manages relations with our independent accountants and evaluates policies and procedures relating to internal accounting functions and controls. The board of directors adopted a written charter for the audit committee in September 2000 and amended it in December 2002 which details the responsibilities of the audit committee and is attached hereto as Annex B. This report relates to the activities undertaken by the audit committee in fulfilling such responsibilities.

On July 30, 2002, the Sarbanes-Oxley Act was signed into law. In October 2002 and January 2003, the committee met with representatives of management, legal counsel and Synplicity’s independent accountants to further understand the provisions of the Sarbanes-Oxley Act. We also reviewed processes that already are in place as well as those that will be implemented to comply with the requirements of the Sarbanes-Oxley Act as they become effective.

The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent accountants. The audit committee oversees Synplicity’s financial reporting process on behalf of the board of directors. Synplicity’s management has the primary responsibility for the financial statements and reporting process, including Synplicity’s systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002. This review included a discussion of the quality and the acceptability of Synplicity’s financial reporting and controls, including the clarity of disclosures in the financial statements.

The audit committee also reviewed with Synplicity’s independent accountants, who are responsible for expressing an opinion on the conformity of Synplicity’s audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of Synplicity’s financial reporting and such other matters required to be discussed with the audit committee under generally accepted auditing standards in the United States including Statement on Auditing Standards No. 61. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Statement No. 1. The audit committee discussed with the independent accountants their independence from management and Synplicity, including the matters in their written disclosures required by Independence Standards Board Statement No. 1.

The audit committee further discussed with Synplicity’s independent accountants the overall scope and plans for their audits. The audit committee meets periodically with the independent accountants, with and without management present, to discuss the results of the independent accountants’ examinations and evaluations of Synplicity’s internal controls, and the overall quality of Synplicity’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

Respectfully submitted by:

THE AUDIT COMMITTEE

Prabhu Goel

Dennis Segers

Scott J. Stallard

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during fiscal 2002, except as described below, all executive officers, directors and greater than 10% shareholders complied with all applicable filing requirements. Douglas Miller, our vice president of finance and chief financial officer, failed to timely file a Form 4 reporting a stock option grant of 30,000 shares of our common stock in November 2002. Mr. Miller filed a Form 5 reporting this option grant in January 2003.

RELATED PARTY TRANSACTIONS

In September 1998, in connection with the exercise of 173,332 shares of our common stock pursuant to a stock option agreement, we loaned Mr. Robert J. Erickson $312,000 under a secured, full recourse promissory note with interest at the rate of 5.54%, compounded annually, of which $20,708 was paid in May 2001. Principal and interest become due and payable on the earlier of five years from the date of the note, the date corresponding stock is sold or 90 days after Mr. Erickson terminates his employment with us. The remaining principal on Mr. Erickson’s note was $294,000 at December 31, 2002.

In fiscal 2002, we paid Mr. Kenneth R. McElvain, the father of Kenneth S. McElvain, our chief technology officer and vice president, a total of $95,500 in consideration for certain technical software development consulting services provided by Mr. Kenneth R. McElvain to us.

COMPANY PERFORMANCE

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings

The following graph shows a comparison from October 12, 2000 (the date our common stock commenced trading on the Nasdaq National Market) through December 31, 2002 of cumulative total return for our common stock, the S&P 500 Index and the S&P Technology Sector Index. Such returns are based on historical results and are not intended to suggest future performance. Data for the S&P 500 Index and the S&P Technology Sector Index assume reinvestment of dividends. We have never paid dividends on our common stock and have no present plans to do so.

Comparison of Cumulative Total Return

Among Synplicity, the S&P 500 Index and the S&P Technology Sector Index

Assumes $100 invested on October 12, 2000 in our common stock, the S&P 500 Index and the S&P Technology Sector Index.

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

It is important that your shares be represented at the annual meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

THE BOARD OF DIRECTORS OF

SYNPLICITY, INC.

Dated: April 25, 2003

ANNEX A

CHARTER FOR THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

OF

SYNPLICITY, INC.

PURPOSE:

The purpose of the Compensation Committee is to assume oversight responsibility for the executive compensation policies and strategies of Synplicity, Inc. and its subsidiaries (the “Company”) and to review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers of the Company, including stock compensation and loans, and all bonus and stock compensation to all employees.

The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board of Directors from time to time prescribes.

STATEMENT OF PHILOSOPHY:

The philosophy of the Compensation Committee is to provide compensation to the Company’s officers and employees in such a manner as to attract and retain the best available personnel for positions of responsibility with the Company, to provide incentives for such persons to perform to the best of their abilities for the Company, and to promote the success of the Company’s business.

MEMBERSHIP:

The Compensation Committee shall consist of a minimum of two (2) non-employee directors of the Company as is determined by the Board of Directors. The members of the Compensation Committee are appointed by and serve at the discretion of the Board of Directors.

The Compensation Committee shall be composed solely of “Outside Directors” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, and such members shall be “Disinterested Persons” within the meaning of Rule 16b-3(c)(2)(i) of the rules promulgated under the Securities Exchange Act of 1934, as amended.

Outside Directors.    A director is not considered to be an Outside Director if he or she: (i) is a current employee of the Company or any other Company in its affiliated group (whether or not they file a consolidated return) (collectively, the “Corporation”); (ii) is a former employee of the Corporation receiving compensation during the taxable year for prior services (other than tax-qualified retirement benefits); (iii) is a former officer of the Corporation; (iv) receives remuneration, either directly or indirectly, from the Corporation, in any capacity other than as a director. Remuneration is defined herein to includes any payment in exchange for goods or services and is considered paid to the director: (i) if paid to the director personally; (ii) if paid to an entity that is at least 50% owned by the director; or (iii) represents more than the lesser of (1) $60,000 or (2) 5% of the entity’s gross income.

Disinterested Persons.    A disinterested person is a director who meets the requirements set forth in Rule 16b-3(c)(2)(i), and such qualifications include, but are not limited to, the director (i) is not currently an officer of the Company or its parent or subsidiary and is not otherwise employed by the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or its parent or subsidiaries for services rendered as a consultant in the aggregate per fiscal year that would require disclosure as an “Interested Transaction” pursuant to Item 404(a) of Regulation S-K; (iii) does not possess an interest in any other transaction that would be required to be disclosed as an “Interested Transaction” pursuant to Item 404(a) of Regulation S-K; and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

RESPONSIBILITIES:

The responsibilities of the Compensation Committee include:

1.	Providing guidance to the Board of Directors with respect to general compensation goals and philosophies for the Company’s employees at all levels, including general performance and measurement guidelines for the determination of stock option grants, bonuses and other forms of incentive compensation;

2.	Reviewing and making recommendations to the Board of Directors with respect to the compensation, including compensation criteria and incentives and annual performance review, of the Chief Executive Officer, for final approval by the Board of Directors;

3.	Reviewing and providing guidance to the Board of Directors with respect to the compensation, including compensation criteria and incentives, of the executive officers of the Company, as recommended by the Chief Executive Officer, for final approval by the Board of Directors;

4.	Acting as administrator of the Company’s equity incentive plans. In its administration of the plans, the Compensation Committee may, pursuant to authority delegated by the Board of Directors (i) grant stock options or stock purchase rights to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Securities Exchange Act of 1934) in compliance with Rule 16b-3 promulgated thereunder, and in accordance with procedures and guidelines as may be established by the Board of Directors, (ii) amend such stock options or stock purchase rights, and (iii) other powers granted to the administrative body of the equity incentive plans as stated in such equity incentive plans. The Compensation Committee shall also make recommendations to the Board of Directors with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder;

5.	Reviewing and making recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company;

6.	Preparing a report (to be included in the Company’s proxy statement) which describes: (a) the criteria on which compensation paid to the Chief Executive Officer and other executive officers for the last completed fiscal year is based; (b) the relationship of such compensation to the Company’s performance; and (c) the Compensation Committee’s executive compensation policies applicable to executive officers; and

7.	Authorizing the repurchase of shares from terminated employees pursuant to applicable law.

MEETINGS:

It is anticipated that the Compensation Committee will meet at least two (2) times each year. However, the Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

At a minimum of one of such meetings annually, the Compensation Committee will consider stock plans, stock option grant guidelines, performance goals and incentive awards, and the overall coverage and composition of the compensation package, and will include its recommendations in written report(s) to the Board of Directors.

MINUTES:

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

The Compensation Committee will provide written reports to the Board of Directors of the Company regarding recommendations of the Compensation Committee submitted to the Board of Directors for action on at least an annual basis and copies of the written minutes of its meetings.

ANNEX B

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

SYNPLICITY, INC.

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Synplicity, Inc. (the “Company”) shall be to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, assist the Board of Directors in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the independent auditor’s qualifications, independence and performance, (iii) the Company’s internal accounting and financial controls, and (iv) the Company’s compliance with legal and regulatory requirements regarding accounting and financial reporting processes and the preparation of the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribes.

SCOPE & POLICY:

Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Audit Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company’s shareholders. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, meeting the following criteria:

1.	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200, (ii) NASDAQ Rule 4350(d) and (iii) the rules of the SEC;

2.	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

3.	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

Specific responsibilities of the Audit Committee shall include:

Independent Auditors

1.	Appointing, compensating and overseeing the work of the independent auditors (including resolving all disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

2.	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors.

Annual Audit

1.	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by:

(i)	reviewing the independent auditors’ proposed audit scope, approach and independence;

(ii)	after completion of the audit and before the earnings publication, reviewing and approving the earnings release and attached financial statements, and discussing with the Company’s independent auditors the financial statements and audit findings, including significant (i) management judgments and accounting estimates, (ii) disagreements with management, (iii) adjustments, (iv) new accounting policies and (v) other matters described in SAS No. 61, as may be modified or supplemented;

(iii)	conducting a post-audit review of any additional audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

(iv)	reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

(v)	obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; and

(vi)	reviewing the summary of the independent auditors’ peer reviews.

3.	Reviewing and discussing with management and the independent auditors, and recommending to the Board of Directors for inclusion in the Company’s Annual Report on Form 10-K, the audited financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to filing the Company’s Annual Report on Form 10-K with the SEC. Such review shall include judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

Quarterly Review

1.	Reviewing and approving before publication the Company’s quarterly earnings release, including the unaudited financial statements attached to the earnings release.

2.	Ensuring that the Company’s independent auditors perform a review of the Company’s interim financial statements to be included in its Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews. The Audit Committee shall review and discuss with management and the independent auditors the unaudited quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to filing the Company’s Quarterly Report on Form 10-Q with the SEC. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. One or more members of the Committee may represent the entire Committee for the purposes of these reviews.

Internal Controls

1.	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including periodic discussions with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure.

2.	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

3.	Providing oversight and review of the Company’s risk management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

4.	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers.

5.	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act.

Miscellaneous

1.	Reviewing and approving in advance any proposed related party transactions.

2.	Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A.

3.	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements.

4.	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services, Audit Committee members and member qualifications and activities.

5.	Review and reassess the Audit Committee’s charter, structure, processes and membership requirements at least annually and submit any recommended changes to the Board of Directors for its consideration.

6.	Performing other oversight functions as requested by the Board of Directors including instituting special investigations as necessary and, if appropriate, hiring special counsel, accountants or other experts to assist.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule.

The Chief Executive Officer, Chief Financial Officer and the independent auditors shall be invited to attend appropriate portions of all meetings. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, either orally or in writing, consistent with the Committee’s charter on at least an annual basis.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to conduct the reviews as set forth in paragraph 2 under “Quarterly Review” above.

ANNEX C

SYNPLICITY, INC.

2000 DIRECTOR OPTION PLAN

(as amended and restated March 13, 2003)

1.    Purposes of the Plan.    The purposes of this 2000 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options.

2.    Definitions.    As used herein, the following definitions shall apply:

(a)    “Board” shall mean the Board of Directors of the Company.

(b)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)    “Common Stock” shall mean the common stock of the Company.

(d)    “Company” shall mean Synplicity, Inc., a California corporation.

(e)    “Director” shall mean a member of the Board.

(f)    “Disability” shall mean total and permanent disability as defined in section 22(e)(3) of the Code.

(g)    “Employee” shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(h)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i)    “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(j)    “Inside Director” shall mean a Director who is an Employee.

(k)    “Option” shall mean a stock option granted pursuant to the Plan.

(l)    “Optioned Stock” shall mean the Common Stock subject to an Option.

(m)    “Optionee” shall mean a Director who holds an Option.

(n)    “Outside Director” shall mean a Director who is neither an Employee nor a representative of shareholders owning more than one percent (1%) of the outstanding shares of the Company.

(o)    “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(p)    “Plan” shall mean this 1999 Director Option Plan.

(q)    “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(r)    “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3.    Stock Subject to the Plan.    Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 250,000 Shares (the “Pool”) (the Shares may be authorized, but unissued, or reacquired Common Stock), together with an annual increase to the number of Shares reserved thereunder on the first day of the Company’s fiscal year, beginning with January 1, 2001, equal to the lesser of (i) 100,000 Shares, (ii) 0.15% of the outstanding Shares of Common Stock on the last day of each prior fiscal year or (iii) such amount as determined by the Board.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.    Administration and Grants of Options under the Plan.

(a)    Procedure for Grants.    All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i)    No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options.

(ii)    Each Outside Director shall be automatically granted an Option to purchase Shares (the “First Option”) on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with Section 6 hereof; or (B) the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option. The First Option for an Outside Director who has not previously received a stock option grant from the Company shall be for 40,000 Shares, and an Outside Director who has previously received a stock option grant from the Company shall not receive a First Option.

(iii)    Each Outside Director shall subsequently be automatically granted an Option to purchase Shares (a “Subsequent Option”) on the date of the next meeting of the Board following the Annual Meeting of Shareholders in each year commencing with the 2001 Annual Meeting of Shareholders provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months. The Subsequent Option Shall be for 10,000 Shares.

(iv)    Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

(v)    The terms of a First Option granted hereunder shall be as follows:

(1)    the term of the First Option shall be ten (10) years.

(2)    the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(3)    the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option provided, however, that in the case of a First Option granted on the effective date of the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission, the exercise price per share shall be the initial public offering price per share.

(4)    subject to Section 10 hereof, the First Option shall become exercisable as to 1/4 of the Shares subject to the First Option on the anniversary of the date of grant, and as to 1/48 of the First Option at the end of each month thereafter, so that the First Option shall be fully exercisable four years after its date of grant, provided that the Optionee continues to serve as a Director on such dates.

(vi)    The terms of a Subsequent Option granted hereunder shall be as follows:

(1)    the term of the Subsequent Option shall be ten (10) years.

(2)    the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(3)    the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

(4)    subject to Section 10 hereof, the Subsequent Option shall become exercisable cumulatively with respect to 1/48th of the Subsequent Option at the end of each month after the date of grant, so that the Subsequent Option shall be fully exercisable four years after its date of grant, provided that the Optionee continues to serve as a Director on such dates.

(vii)    In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

5.    Eligibility.    Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof.

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

6.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan; provided, however, the Plan shall not become effective until the effective date of the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

7.    Form of Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

8.    Exercise of Option.

(a)    Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)    Termination of Continuous Status as a Director.    Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(c)    Disability of Optionee.    In the event Optionee’s status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(d)    Death of Optionee.    In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

9.    Non-Transferability of Options.    The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

10.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)    Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

(c)    Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d) above.

If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

11.    Amendment and Termination of the Plan.

(a)    Amendment and Termination.    The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)    Effect of Amendment or Termination.    Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

12.    Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

13.    Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15.    Option Agreement.    Options shall be evidenced by written option agreements in such form as the Board shall approve.

16.    Shareholder Approval.    The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

SNP-PS-03

DETACH HERE	ZSNPC2

PROXY

SYNPLICITY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 30, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (“Annual Meeting”) of SYNPLICITY, INC. (the “Company”), a California corporation, will be held on May 30, 2003 at 9:30 a.m. Pacific Time, at 600 West California Avenue, Sunnyvale, CA 94086, for the purposes set forth on the reverse side.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on April 4, 2003 are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return this Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

SYNPLICITY, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

YOUR VOTE IS IMPORTANT.

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZSNPC1

☒	Please mark votes as in this example.

1.	To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees:	(01) Bernard Aronson, (02) Prabhu Goel, (03) Kenneth S. McElvain,
(04) Dennis Segers, (05) Scott J. Stallard, (06) Alisa Yaffa.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominee(s) except as written above

2.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To approve an increase in the number of shares of common stock reserved for issuance under the 2000 Director Option Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:	Date:	Signature:	Date: